Exhibit 3(t)

CERTIFICATE OF MERGER

OF

TXU DECORDOVA MANAGEMENT COMPANY LLC

TXU BIG BROWN MINING MANAGEMENT COMPANY LLC

TXU TRADINGHOUSE MANAGEMENT COMPANY LLC

TXU MINING MANAGEMENT COMPANY LLC

TXU BIG BROWN MANAGEMENT COMPANY LLC

TXU BIG BROWN LIGNITE MANAGEMENT COMPANY LLC

WITH AND INTO

TXU GENERATION MANAGEMENT COMPANY LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, the undersigned hereby execute the following Certificate of Merger:

1.	The names of the entities participating in the merger and their respective jurisdictions of formation are as follows:

Name of Entity	Type of Entity	State
TXU Generation Management Company LLC	limited liability company	Delaware

TXU DeCordova Management Company LLC	limited liability company	Delaware

TXU Big Brown Mining Management Company LLC	limited liability company	Delaware

TXU Tradinghouse Management Company LLC

TXU Mining Management Company LLC	limited liability company	Delaware

TXU Big Brown Management Company LLC	limited liability company	Delaware

TXU Big Brown Lignite Management Company LLC	limited liability company	Delaware

2.	The name of the surviving entity is TXU Generation Management Company LLC, a Delaware limited liability company (the “Survivor”), with its name being amended to be “Generation MT Company LLC.”

3.	The merger will amend the Certificate of Formation of the Survivor to change its name to “Generation MT Company, LLC.” The merger will terminate the Certificates of Formation of the other parties to the merger.

4.	An Agreement and Plan of Merger (the “Plan of Merger”) has been approved and executed by each of the parties to the merger. The executed Plan of Merger is on file at 1601 Bryan Street, Dallas, Texas 75201, the principle place of business of the Survivor. A copy of the plan of Merger will be furnished by the Survivor, on written request and without cost, to any member of the parties to the merger.

5.	The Plan of Merger was duly authorized by all action required by the laws under which the parties thereto were formed and by their governing documents.

6.	The merger will be effective at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on October 9, 2007.

[Remainder of this Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Certificate of Merger as of     October 5    , 2007.

TXU GENERATION MANAGEMENT COMPANY LLC		TXU MINING MANAGEMENT COMPANY LLC

By:	/s/ Diane J. Kubin	By:	/s/ Jared S. Richardson
Name:	Diane J. Kubin	Name:	Jared S. Richardson
Title:	Assistant Secretary	Title:	Assistant Secretary

TXU DECORDOVA MANAGEMENT COMPANY LLC		TXU BIG BROWN MANAGEMENT COMPANY LLC

By:	/s/ Jared S. Richardson	By:	/s/ Jared S. Richardson
Name:	Jared S. Richardson	Name:	Jared S. Richardson
Title:	Assistant Secretary	Title:	Assistant Secretary

TXU BIG BROWN MINING MANAGEMENT COMPANY LLC		TXU BIG BROWN LIGNITE MANAGEMENT COMPANY LLC

By:	/s/ Jared S. Richardson	By:	/s/ Jared S. Richardson
Name:	Jared S. Richardson	Name:	Jared S. Richardson
Title:	Assistant Secretary	Title:	Assistant Secretary

TXU TRADINGHOUSE MANAGEMENT COMPANY LLC

By:	/s/ Jared S. Richardson
Name:	Jared S. Richardson
Title:	Assistant Secretary

CERTIFICATE OF FORMATION

OF

TXU GENERATION MANAGEMENT COMPANY LLC

(a Delaware limited liability company)

FIRST: The name of the limited liability company (the “Company”) is TXU Generation Management Company LLC.

SECOND: The Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The Company has a board of managers and the business and affairs of the Company shall be managed by or under the direction of the board of managers. The Company shall be a separate, independent entity from its member and its member, in such capacity, and by reason of its status as such, shall have no right or authority to bind or act for the Company.

FOURTH: The number of manager of the Company shall be fixed, from time to time, in the manner provided by in the Limited Liability Company Agreement of the Company and shall be one (1) or more.

The number of managers constituting the initial board of managers is six (6), and the names and addresses of the persons who are to serve as managers until their respective successor is duly elected and qualifies are:

Brian N. Dickie	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

H. Jarrell Gibbs	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Michael J. McNally	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Erle Nye	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Philip G. Tuberville	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

R.A. Wooldridge	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be signed this 5th day of November, 2001.

/s/ R.A. Wooldridge
R.A. Wooldridge, an Authorized Person